Exhibit 3.5

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:03 PM 07/17/2012
FILED 12:48 PM 07/17/2012
SRV 120842770 - 5180394 FILE

CERTIFICATE OF INCORPORATION

OF

EAGLE SPINCO INC.

I, the undersigned, for the purpose of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, do hereby execute this Certificate of Incorporation and do hereby certify as follows:

ARTICLE I

The name of the corporation (which is hereinafter referred to as the “Corporation”) is:

Eagle Spinco Inc.

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400 in the City of Wilmington, County of New Castle, State of Delaware 19808. The name of the Corporation’s registered agent at such address is Corporation Service Company.

ARTICLE III

The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware.

ARTICLE IV

The Corporation shall be authorized to issue 500 shares of capital stock, of which 500 shares shall be shares of Common Stock, $0.001 par value (“Common Stock”).

ARTICLE V

Unless and except to the extent that the By-Laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

ARTICLE VI

In furtherance and not in limitation of the powers conferred by law, the Board of Directors of the Corporation (the “Board”) is expressly authorized and empowered to make, amend, alter and repeal the By-Laws of the Corporation by a majority vote at any regular or special meeting of the Board or by written consent, subject to the power of the stockholders of the Corporation to alter or repeal any By-Laws made by the Board.

ARTICLE VII

The Corporation reserves the right at any time from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.

2

ARTICLE VIII

The Corporation elects not to be governed by Section 203 of the General Corporation Law of Delaware.

ARTICLE IX

The name and mailing address of the incorporator is Ronald C. Chen, Esq., c/o Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019.

3

IN WITNESS WHEREOF, I, the undersigned, being the incorporator hereinbefore named, do hereby further certify that the facts hereinabove stated are truly set forth and, accordingly, I have hereunto set my hand this 17 day of July, 2012.

/s/ Ronald C. Chen
Ronald C. Chen
Incorporator

4

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:39 PM 01/25/2013
FILED 03:33 PM 01/25/2013
SRV 130092757 - 5180394 FILE

CERTIFICATE OF AMENDMENT OF

THE CERTIFICATE OF INCORPORATION OF

EAGLE SPINCO INC.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware, Eagle Spinco Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of the Corporation duly adopted resolutions proposing and declaring advisable the following amendment to the certificate of incorporation of the Corporation:

Article IV is hereby deleted and replaced with the following text:

ARTICLE IV

The Corporation shall be authorized to issue 35,249,104 shares of capital stock, of which 35,249,104 shares shall be shares of Common Stock, $0.001 par value (“Common Stock”).

SECOND: That by action of written consent, the sole stockholder of the Corporation consented to the adoption of such amendment.

THIRD: That said amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

[Signature appears on next page]

IN WITNESS WHEREOF, said Corporation has caused this certificate to be duly executed on this 25 day of January, 2013.

EAGLE SPINCO INC.

By:	/s/ Charles E. Bunch
Name:	Charles E. Bunch
Title:	Chairman of the Board of Directors

[Signature Page to Certificate of Amendment to Eagle Spinco Inc. Charter]

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:39 AM 01/28/2013
FILED 09:35 AM 01/28/2013
SRV 130095034 - 5180394 FILE

CERTIFICATE OF MERGER

OF

GRIZZLY ACQUISITION SUB, INC.

WITH AND INTO

EAGLE SPINCO INC.

Under Section 251 of the

General Corporation Law of the State of Delaware

Pursuant to Section 251 (c) of the General Corporation Law of the State of Delaware (the “DGCL”), Eagle Spinco Inc., a Delaware corporation (the “Company”), in connection with the merger of Grizzly Acquisition Sub, Inc. a Delaware corporation (“Merger Sub”), with and into the Company (the “Merger”), hereby certifies as follows:

FIRST: The names and states of incorporation of the constituent corporations to the Merger (the “Constituent Corporations”) are as follows:

Name	State of Incorporation

Eagle Spinco Inc.	Delaware

Grizzly Acquisition Sub, Inc.	Delaware

SECOND: An Agreement and Plan of Merger, dated as of July 18, 2012, by and among PPG Industries, Inc., a Pennsylvania corporation, the Company, Georgia Gulf Corporation, a Delaware corporation, and Merger Sub (as amended, the “Merger Agreement”), setting forth the terms and conditions of the Merger, has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with Section 251 of the DGCL by the written consent of each of the Constituent Corporations’ respective sole stockholders in accordance with Section 228 of the DGCL.

THIRD: The Company shall be the surviving corporation of the Merger. The name of the surviving corporation is “Eagle Spinco Inc.” a Delaware corporation (the “Surviving Corporation”).

FOURTH: Upon the effectiveness of the Merger, the certificate of incorporation of the Company in effect immediately prior to the Merger shall be amended and restated in its entirety to read as set forth on Exhibit A hereto, and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation.

FIFTH: The Merger shall become effective immediately upon the filing of this Certificate of Merger with the Secretary of State of the State of Delaware.

SIXTH: An executed copy of the Merger Agreement is on file at 115 Perimeter Center Place, Suite 460, Atlanta, Georgia 30346, the place of business of the Surviving Corporation.

SEVENTH: A copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of either of the Constituent Corporations.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, Company has caused this Certificate of Merger to be executed in its corporate name effective January 28, 2013.

EAGLE SPINCO INC.

/s/ Michael H. McGarry
Name:	Michael H. McGarry
Title:	President

Exhibit A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

EAGLE SPINCO INC.

FIRST:           The name of the corporation is Eagle Spinco Inc. (the “Corporation”).

SECOND:      The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400, New Castle County, Wilmington, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

THIRD:         The nature of the business or purposes to be conducted or promoted by the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware as the same exists or may hereafter be amended (the “Delaware Law”).

FOURTH:     The total number of shares of stock which the Corporation shall have authority to issue is 100 shares of Common Stock, par value of $0.01 per share.

FIFTH:          The Board of Directors shall have the power to adopt, amend or repeal the bylaws of the Corporation.

SIXTH:          Election of directors need not be by written ballot unless the bylaws of the Corporation so provide.

SEVENTH:   The Corporation expressly elects not to be governed by Section 203 of Delaware Law.

EIGHTH:      (1) A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Delaware Law.

(2)(a)              Each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware Law. The right to indemnification conferred in this ARTICLE EIGHTH shall also include the right to be paid by the Corporation the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by Delaware Law. The right to indemnification conferred in this ARTICLE EIGHTH shall be a contract right.

(b)          The Corporation may, by action of its Board of Directors, provide indemnification to such of the employees and agents of the Corporation to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by Delaware Law.

(3)           The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under Delaware Law.

(4)           The rights and authority conferred in this ARTICLE EIGHTH shall not be exclusive of any other right which any person may otherwise have or hereafter acquire.

(5)           Neither the amendment nor repeal of this ARTICLE EIGHTH, nor the adoption of any provision of this Certificate of Incorporation or the bylaws of the Corporation, nor, to the fullest extent permitted by Delaware Law, any modification of law, shall eliminate or reduce the effect of this ARTICLE EIGHTH in respect of any acts or omissions occurring prior to such amendment, repeal, adoption or modification.

NINTH:         The Corporation reserves the right to amend this Certificate of Incorporation in any manner permitted by Delaware Law and, with the sole exception of those rights and powers conferred under the above ARTICLE EIGHTH, all rights and powers conferred herein on stockholders, directors and officers, if any, are subject to this reserved power.